Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Anebulo Pharmaceuticals, Inc. on Form S-8 to be filed on or about May 15, 2025 of our report dated September 25, 2024, on our audits of the financial statements as of June 30, 2024 and 2023 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed September 25, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

May 15, 2025